UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2017

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 18, 2017, as expected, The NASDAQ Stock Market LLC filed a Form 25 with the Securities and Exchange Commission (the “SEC”) notifying the SEC of its intention to remove the common stock of comScore, Inc. (the “Company”) from listing and registration on The Nasdaq Global Select Market, effective at the opening of business on May 30, 2017. The filing of Form 25 was an expected step following Nasdaq’s prior determination to remove the Company’s common stock from listing.
As previously disclosed, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the SEC, and Nasdaq Listing Rule 5620(a), which required the Company to hold an annual meeting of stockholders for fiscal year 2015 by no later than December 31, 2016. As a result, the Company’s common stock was suspended from trading on The Nasdaq Global Select Market effective at the opening of business on February 8, 2017 and has not traded on Nasdaq since that time. Following suspension of trading, the Company’s common stock has been quoted on the OTC Markets under the trading symbol SCOR, where it continues to be traded as of the date of this filing. Quotes and additional information on the OTC Markets can be found on the website http://www.otcmarkets.com.
The Company is committed to regaining compliance with SEC filing requirements and seeking relisting of its common stock on a major exchange as soon as possible.
The Company disclaims any intention to update this Current Report on Form 8-K to disclose any further action that the Company may take after the filing of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ David I. Chemerow
David I. Chemerow
Chief Financial Officer
Date: May 18, 2017